UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 25, 2017

Date of Report (Date of Earliest Event Reported)

HP INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 PAGE MILL ROAD, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2017, HP Inc. (the “Company”) issued a press release announcing that Margaret C. Whitman, member and Chairman of the Board of Directors (the “Board”) of the Company informed the Board on July 25, 2017 that she will be stepping down from the positions of Chairman and member of the Board, effective as of July 26, 2017. Effective upon Ms. Whitman’s stepping off the Board, the vesting of her outstanding restricted stock units granted to her in 2017 for her Board service has been accelerated, and the post-departure exercise period of certain of her vested but unexercised options has been extended from 90 days to one year. In addition, the Board has fixed the size of the Board at 11 directors, effective upon and as of Ms. Whitman’s stepping off the Board.

As a result, Ms. Whitman will no longer serve as the Company’s Chairman or a director as of such time, and Chip Bergh, who currently serves as the Company’s Lead Independent Director, has been appointed to serve as the Board’s independent Chairman. Mr. Bergh will be eligible for such compensation as previously approved by the Board for the role of Chairman of the Board and summarized in the Company’s 2017 proxy statement, pro-rated for the remainder of the fiscal year.

Further details are contained in the press release, which is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2017, the Board approved and adopted amendments to the Company’s Bylaws (the “Amended and Restated Bylaws”) to include an exclusive forum provision (as described in greater detail below) and to provide that executive sessions shall be presided over by an independent chairman of the Board, if any, as determined by the Company’s independence standards, or, if the chairman of the Board is not independent, by a lead independent director.

New Section 8.14 of the Amended and Restated Bylaws provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Company’s Certificate of Incorporation or the Amended and Restated Bylaws (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an internal corporate claim, as defined in Section 115 of the General Corporation Law of the State of Delaware. The Amended and Restated Bylaws also reflect several non-substantive clean-up changes.

The foregoing summary does not purport to be a complete description of the changes made to the Amended and Restated Bylaws. It is qualified in its entirety by reference to the copy of the Amended and Restated Bylaws reflecting these amendments, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of HP Inc.

99.1	Press Release, dated July 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: July 26, 2017	By:	/s/ Ruairidh Ross
	Name:	Ruairidh Ross
	Title:	Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of HP Inc.

99.1	Press Release, dated July 26, 2017.